UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 18, 2016

CorEnergy Infrastructure Trust, Inc.
 (Exact Name of Registrant as Specified in Its Charter)

Maryland	1-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Walnut, Suite 3350, Kansas City, MO	64106
(Address of Principal Executive Offices)	(Zip Code)

(816) 875-3705
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2016, CorEnergy Infrastructure Trust, Inc. (the “Company”) held its annual meeting of stockholders.  The matters that were submitted to a vote of stockholders and the related results are as follows:*

1)	The following directors were elected to the following terms:

•	Catherine A. Lewis was elected to a three-year term that will expire in 2019 (4,524,871 votes for, 1,936,779 votes withheld, 4,257,544 broker non-votes and no abstentions) and
•	Richard C. Green was elected to a three-year term that will expire in 2019 (4,322,630 votes for, 2,139,020 votes withheld, 4,257,544 broker non-votes and no abstentions).

2)	Ernst & Young LLP was ratified as the Company’s independent registered public accountants for its fiscal year ending December 31, 2016 (10,396,495 votes for, 283,668 votes against, 39,031 abstentions and no broker non-votes).

* Total votes cast for each nominee or matter, as well as broker non-votes, may vary due to the rounding of fractional shares included in the totals.

Item 8.01	Other Events.

On May 18, 2016, the Board of Directors of the Company appointed Ms. Lewis, a member of the Company’s Audit Committee, to serve as the chair of the Audit Committee.  The Board has determined that Ms. Lewis is an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K. Ms. Lewis replaced Mr. Conrad S. Ciccotello as the Company’s Audit Committee chair. Mr. Ciccotello will continue to serve as a member of the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

Dated: May 23, 2016	By:	/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary